Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: October 29, 2009

Contacts:
Patrick J. Dempsey	Salvatore R. DeFrancesco, Jr.
Chairman of the	Treasurer and
Board	Chief Financial Officer
570-342-8281	570-504-8000

FIDELITY D & D BANCORP, INC.
THIRD QUARTER 2009 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net loss for the quarter ended September 30, 2009 of $3,211,000 compared to net income of $741,000 for the same quarter of 2008.  The net loss resulted from increased provision for loan losses, recognition of additional other-than-temporary impairment investment losses, write-downs of foreclosed other real estate properties and higher other operating expenses including increased FDIC insurance premiums and collection expenses related to non-performing loans plus recognizing incurred consulting costs.  Loss per share for the quarter was $1.55 compared to earnings per share of $0.35 for the same prior year period.

Net loss for the nine months ended September 30, 2009 was $1,473,000 compared to net income of $3,034,000 for the same 2008 year-to-date period.  Loss per share was $0.71 for the nine months ended September 30, 2009 and earnings per share was $1.46 for the same 2008 period.  Provision for loan losses, other-than-temporary impairment, less overdraft deposit service charges, higher FDIC insurance assessments, increased collections, professional, and other real estate expenses, all partially offset by mortgage banking gains, were the drivers producing a net loss for the first nine months of 2009 compared to 2008.

The considerable amount of impairment charges did not have a significant impact on the Bank's available liquidity or regulatory capital ratios, which exceed the current "well capitalized" regulatory requirements with a Total Risk Based Capital Ratio of 11.2% as of September 30, 2009.  The Bank’s Tier I Capital Ratio is 10.0% and Leverage Ratio is 9.5%.

“These are challenging economic times and our third quarter performance is a reflection of the pressures on the financial sector,” stated Patrick J. Dempsey, Chairman of the Board.  “Yet given our commitment to fundamental quality banking practices, our net interest income from core banking activities - growth in deposits and sound lending in the marketplace - has increased. We are well capitalized by regulatory requirements. We have seen good core earnings from this commitment and growth in these areas has been strong in 2009.”

“It is clear that the nation’s economic recession continues to work its way through regional economies and particularly the local banking industry,” Mr. Dempsey stated, “and we have an experienced management team in place that is aggressively adjusting certain business practices to be more efficient and cost effective, while continuing to maintain a focus on the highest level of customer service and build strong long-term relationships.”

Net interest income was $4,421,000 for the quarter ended September 30, 2009 compared to the $4,879,000 recorded during the same quarter of 2008.  The cost reduction from lowering rates on interest-bearing liabilities lagged behind the effect the current interest rate environment had on earning-asset yields.  Ten million dollars in long-term debt costing 6.12% was paid-off early in September 2009 which included a prepayment penalty of $505,000.  As a result, net interest income declined $458,000, or 9%, for the third quarter of 2009.  This earnings decline, in relation to the $15,104,000 reduction in average earning assets, reduced net interest margin to 3.43% for the third quarter of 2009, compared to 3.62% for same 2008 period.

Net interest income decreased to $13,986,000 for the nine months ended September 30, 2009 from $14,369,000 recorded during the same year-to-date period of 2008.  Comparing these periods, average earning assets during 2009 declined by $15,236,000.  As a result, net interest margin was 3.62% during the first nine months of 2009 compared to 3.57% during the same 2008 period.

The provision for loan loss of $3,125,000 was required during the third quarter of 2009 due to a proactive internal review of large commercial credits, weakening economic conditions and declining real estate values.  In currently reviewing our loans for specific performance, delinquency and collateral sufficiency, management concluded that there were several loans in the commercial loan portfolio that lacked, or may in the near-term lack, the ability to pay in accordance with contractual terms.  The internal credit ratings of these loans were therefore downgraded. An increased provision was necessary primarily due to these internally classified credit downgrades and also provide for a continued weakening economy.   The provision for loan loss was $130,000 for the third quarter of 2008.  The provision for loan loss was $3,850,000 for the nine months ending September 30, 2009, as compared to a $255,000 requirement for the same 2008 nine-month period. The allowance for loan losses was 1.57% of total loans at September 30, 2009, up from 0.98% at September 30, 2008.

Total other income recorded for the quarter ended September 30, 2009 was a $1,293,000 loss compared with income of $844,000 for the same quarter in 2008.   The decrease in noninterest income was primarily due to the $2,432,000 other-than-temporary impairment on five pooled trust preferred securities in the quarter ended September 30, 2009. The impairment charge recognized represents the expected credit loss on these trust preferred securities.   In the event further interest deferrals and defaults take place within the trust preferred portfolio, additional other-than-temporary impairment credit losses could be recognized through future earnings. Excluding the impairment charges, other noninterest income was $1,139,000 for the quarter ended September 30, 2009.

Total other income for the nine months ended September 30, 2009 was $1,479,000, compared to $3,406,000 for the same period in 2008.  A total of $2,758,000 non-cash other-than-temporary impairment was taken against other income for the nine months ended September 30, 2009 compared to $403,000 during the same 2008 period.  In addition, mortgage banking services produced $742,000 of additional gains that more than offset the $259,000 lower deposit service charges collected, $106,000 more of net mortgage servicing amortization and $78,000 write-downs of foreclosed assets during the nine months ended September 30, 2009 compared to the same 2008 period.

Total other operating expenses increased $436,000, or 9%, from $4,673,000 to $5,109,000 for the quarters ending September 30, 2008 and 2009, respectively.  The other operating expenses primarily increased from recognizing $162,000 of incurred consulting costs, $159,000 additional collection costs, and $142,000 more in FDIC premiums plus $61,000 added premises and equipment expenses partially offset by $125,000 less advertising costs.

Total other operating expenses increased $1,000,000, or 7%, from $13,510,000 for the nine months ending September 30, 2008 to $14,510,000 for 2009. The operating expense increase resulted from $525,000 of additional FDIC premiums and assessment charges, a $265,000 increase in professional services, $227,000 more collection and ORE expenses and $300,000 in added occupancy expenses.

The Company’s assets contracted $9,720,000 to total $565,999,000 at September 30, 2009 from $575,719,000 at December 31, 2008, caused primarily by the mortgage sale proceeds utilized to pay off debt and improved liquidity and interest rate risk positions.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Assets
Total cash and cash equivalents	$17,632,181	$15,569,573	$20,800,732	$12,771,147	$13,375,299
Investment securities	83,142,117	77,319,094	78,949,503	84,187,579	87,179,549
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,781,100	4,770,700
Loans and leases	428,439,731	427,432,128	426,269,981	441,036,694	431,293,559
Allowance for loan losses	(6,724,857)	(5,215,736)	(5,097,641)	(4,745,234)	(4,205,566)
Premises and equipment, net	15,514,474	15,544,799	15,871,074	16,056,362	16,018,219
Life insurance cash surrender value	9,038,561	8,962,081	8,886,844	8,807,784	8,728,568
Other assets	14,176,127	16,061,169	16,323,980	12,823,565	12,383,084

Total assets	$565,999,434	$560,454,208	$566,785,573	$575,718,997	$569,543,412

Liabilities
Non-interest-bearing deposits	$73,990,068	$69,503,187	$69,296,833	$71,442,651	$69,619,234
Interest-bearing deposits	403,268,503	384,370,177	394,857,294	361,869,281	365,812,303
Total deposits	477,258,571	453,873,364	464,154,127	433,311,932	435,431,537
Short-term borrowings	5,238,457	8,880,343	10,741,814	38,129,704	17,086,314
Long-term debt	32,000,000	42,000,000	42,000,000	52,000,000	62,071,661
Other liabilities	3,338,059	6,577,952	4,427,884	3,316,710	4,335,911
Total liabilities	517,835,087	511,331,659	521,323,825	526,758,346	518,925,423

Shareholders' equity	48,164,347	49,122,549	45,461,748	48,960,651	50,617,989

Total liabilities and shareholders' equity	$565,999,434	$560,454,208	$566,785,573	$575,718,997	$569,543,412

Average Quarterly Balances:	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Assets
Total cash and cash equivalents	$16,582,979	$22,538,111	$12,902,871	$11,389,500	$11,483,829
Investment securities	85,599,872	78,537,567	86,550,978	90,153,057	117,713,728
Loans and leases, net	425,582,260	422,830,387	433,903,852	434,511,745	421,771,678
Premises and equipment, net	15,503,416	15,751,986	16,048,369	15,948,591	13,315,976
Other assets	22,723,241	23,783,296	22,889,530	21,628,663	19,744,364

Total assets	$565,991,768	$563,441,347	$572,295,600	$573,631,556	$584,029,575

Liabilities
Non-interest-bearing deposits	$70,412,455	$68,908,889	$68,083,243	$69,665,796	$69,069,124
Interest-bearing deposits	391,990,603	389,822,588	380,508,523	366,709,783	360,426,504
Total deposits	462,403,058	458,731,477	448,591,766	436,375,579	429,495,628
Short-term borrowings and long-term debt	50,011,878	52,414,957	72,666,503	83,447,025	97,685,420
Other liabilities	4,102,285	4,372,934	3,366,585	4,093,554	4,466,079
Total liabilities	516,517,221	515,519,368	524,624,854	523,916,158	531,647,127

Shareholders' equity	49,474,547	47,921,979	47,670,746	49,715,398	52,382,448

Total liabilities and shareholders' equity	$565,991,768	$563,441,347	$572,295,600	$573,631,556	$584,029,575

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	Sep. 30, 2009	Sep. 30, 2008	Sep. 30, 2009	Sep. 30, 2008
Interest income
Loans and leases	$6,546,053	$6,905,422	$19,691,927	$20,653,142
Securities and other	907,433	1,514,018	3,044,485	5,124,196

Total interest income	7,453,486	8,419,440	22,736,412	25,777,338

Interest expense
Deposits	1,949,402	2,598,805	6,279,307	8,663,941
Borrowings and debt	1,083,252	941,488	2,470,884	2,744,250

Total interest expense	3,032,654	3,540,293	8,750,191	11,408,191

Net interest income	4,420,832	4,879,147	13,986,221	14,369,147

Provision for loan losses	3,125,000	130,000	3,850,000	255,000
Other (loss) income	(1,292,556)	844,443	1,479,075	3,405,654
Other expenses	5,109,295	4,672,654	14,510,071	13,509,943
(Credit) provision for income taxes	(1,895,339)	179,821	(1,421,306)	975,850
Net (loss) income	$(3,210,680)	$741,115	$(1,473,469)	$3,034,008

	Three Months Ended

	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Interest income
Loans and leases	$6,546,053	$6,470,352	$6,675,522	$6,911,146	$6,905,422
Securities and other	907,433	985,161	1,151,891	1,272,950	1,514,018

Total interest income	7,453,486	7,455,513	7,827,413	8,184,096	8,419,440

Interest expense
Deposits	1,949,402	2,138,133	2,191,772	2,454,253	2,598,805
Borrowings and debt	1,083,252	576,811	810,821	821,689	941,488

Total interest expense	3,032,654	2,714,944	3,002,593	3,275,942	3,540,293

Net interest income	4,420,832	4,740,569	4,824,820	4,908,154	4,879,147

Provision for loan losses	3,125,000	300,000	425,000	685,000	130,000
Other (loss) income	(1,292,556)	1,458,269	1,313,362	1,172,647	844,443
Other expenses	5,109,295	4,738,834	4,661,942	4,700,740	4,672,654
(Credit) provision for income taxes	(1,895,339)	247,851	226,182	93,121	179,821
Net (loss) income	$(3,210,680)	$912,153	$825,058	$601,940	$741,115

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Selected returns and financial ratios
Diluted (loss) earnings per share	$(1.55)	$0.44	$0.40	$0.30	$0.35
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.67%	5.74%	5.97%	6.13%	6.17%
Cost of interest-bearing liabilities	2.72%	2.46%	2.69%	2.90%	3.07%
Net interest spread	2.95%	3.28%	3.28%	3.23%	3.10%
Net interest margin	3.43%	3.70%	3.73%	3.72%	3.62%
Return on average assets	-2.25%	0.65%	0.58%	0.42%	0.50%
Return on average equity	-25.75%	7.63%	7.02%	4.82%	5.63%
Efficiency ratio	77.39%	70.16%	70.33%	73.33%	74.84%
Expense ratio	2.67%	2.16%	2.15%	2.35%	2.35%

Nine Months Ended
Sep. 30, 2009	Sep. 30, 2008
Diluted (loss) earnings per share	$(0.71)	$1.46
Dividends per share	$0.75	$0.75
Yield on interest-earning assets (FTE)	5.79%	6.32%
Cost of interest-bearing liabilities	2.62%	3.31%
Net interest spread	3.17%	3.01%
Net interest margin	3.62%	3.57%
Return on average assets	-0.35%	0.69%
Return on average equity	-4.07%	7.42%
Efficiency ratio	72.43%	72.86%
Expense ratio	2.32%	2.21%

Other data
Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008
Book value per share	$23.01	$23.59	$21.94	$23.73	$24.55
Equity to assets	8.51%	8.76%	8.02%	8.50%	8.89%
Allowance for loan losses to:
Total loans	1.57%	1.22%	1.20%	1.08%	0.98%
Non-accrual loans	0.85	x	0.70	x	0.70	x	1.36	x	1.35	x
Non-accrual loans to net loans	1.87%	1.75%	1.72%	0.80%	0.73%
Non-performing assets to total assets	1.81%	1.57%	1.56%	0.96%	0.90%